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                                                                   Exhibit 10.54

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into this 1st day of August, 1997, between DURCO INTERNATIONAL INC. ("Company") and William M. Jordan ("Executive").

                                   BACKGROUND
                                   ----------

         A. Executive is currently employed by Durco International Inc. as its Chief Executive Officer.

         B. A subsidiary of Company and BW/IP, Inc. are to merge pursuant to an Agreement and Plan of Merger, dated as of May 7, 1997 ("Merger Agreement").

         C. The Company wishes to assure that it will have the Executive's services and dedication after the Merger.

         D. The Executive wishes to serve Company after the Merger as provided in this Agreement.

                                   AGREEMENT
                                   ---------

         In consideration of the premises, and for other valuable consideration, it is agreed as follows:

         1. GENERAL AGREEMENT. The Company agrees to employ the Executive, and the Executive agrees to accept employment with the Company, as provided in this Agreement for the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date.

         2. DEFINITIONS. For purposes of this Agreement, the following terms, when capitalized, shall have the meanings specified below:

                  (a) "Accrued Compensation" means the sum of (i) the Executive's annual base salary through the date his employment terminates to the extent not previously paid and (ii) the Executive's Historical Bonus multiplied by a fraction, the numerator of which is the number of complete months in the fiscal year of termination that precede the Executive's termination and the denominator of which is twelve.

                  (b) "Board" means the Company's Board of Directors.

                  (c) "Board Chairman" means Chairman of the Company's Board of Directors.

                  (d) "Cause" means (i) the Executive's continuing substantial failure to perform his duties for the Company (other than as a result of incapacity due to mental or physical





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         illness) after a written demand is delivered to the Executive by the
         Board; (ii) the Executive's wilful engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; (iii) the Executive's conviction of a felony or his plea of guilty or nolo contendere to a felony, or (iv) the Executive's wilful and material breach of the confidentiality portion of this Agreement. "Cause" shall be determined as provided in Paragraph 6(e).

                  (e) "Disability" and "Disabled" refer to the Executive's failure to perform his duties with the Company on a full-time basis for 180 consecutive days, if an independent physician selected by the Company or its insurers and acceptable to the Executive finds that such failure has resulted from the Executive's inability to perform such duties because of his physical or mental incapacity.

                  (f) "Effective Date" means the Effective Time of the Merger (as defined in the Merger Agreement).

                  (g) "Employment Period" means the First Employment Period and/or Second Employment Period.

                  (h) "Employment Term" means the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date; provided, however, the Employment Term shall automatically be extended for one-year periods, unless either party gives the other notice of its intention not to extend the term at least three months before the end of the initial Employment Term or any extension thereof.

                  (i) "First Employment Period" means the period beginning on the Effective Date and ending on the third anniversary of the Effective Date.

                  (j) "Good Reason" means, during the First Employment Period or Second Employment Period, (i) the Company's removal of the Executive from his position for the applicable Employment Period (as provided in Paragraph 3 or 4, whichever is applicable), (ii) the Company's (A) assignment of duties to the Executive that are materially inconsistent with his position for the applicable Employment Period, or (B) actions resulting in a material diminution of the Executive's position or duties for the applicable Employment Period, (iii) the Company's material failure to comply with any provision of this Agreement, including its failure to designate the Executive as its Board Chairman and Chief Executive officer, effective as of the beginning of the Second Employment Period, and (iv) the Company's termination of the Executive's employment, other than as permitted by this Agreement. "Good Reason" shall be determined as provided in Paragraph 6(c).

                  (k) "Historical Bonus" means, for the fiscal year in which the Executive's employment terminates, the Executive's highest annual bonus for the two fiscal years

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         preceding termination, reduced by any annual bonus previously paid to him for the fiscal year of termination.

                  (l) "Other Benefit" means any accrued compensation or benefit of the Executive other than Accrued Compensation that is payable on or after termination of employment under a plan, policy, or program of the Company.

                  (m) "Second Employment Period" means the period beginning with the end of the First Employment Period and ending on the fifth anniversary of the Effective Date; provided, however, the Second Employment Period shall automatically be extended for one-year periods, unless either party gives the other notice of its intention not to extend the term at least three months before the end of the initial Employment Term or extension thereof.

                  (n) "Wilful" means that the Executive has acted in bad faith or without reasonable belief that his act or omission was in the Company's best interest.

                  (o) "Welfare Benefit Plan" has the meaning given to such term by 29 U.S.C. section 1002(1).

         3. EXECUTIVE'S DUTIES DURING FIRST EMPLOYMENT PERIOD. During the First Employment Period, the Executive shall serve as the Company's President and Chief Operating Officer in accordance with the provisions of this Paragraph. The Executive shall have such authority, duties, and responsibilities as are commensurate with his position and as may be assigned to him from time to time by the Board. The Executive shall serve the Company diligently and faithfully, devoting substantially all of his time and attention during normal business hours to the business and affairs of the Company and to the faithful performance of his duties. The Executive may continue to serve as a director of Thomas Industries and NIBCO. Except as provided in the preceding sentence, the Executive shall not perform any other services for remuneration, unless the performance such services is approved by the Board as being in the best interests of the Company. The Executive shall not engage in any activity that substantially interferes with the performance of his responsibilities to the Company.

         4. EXECUTIVE'S DUTIES DURING SECOND EMPLOYMENT PERIOD. During the Second Employment Period, the Executive shall serve as the Company's Chief Executive Officer and Board Chairman with general responsibility for and control of the Company's business and affairs, all in accordance with the provisions of this Paragraph. The Executive shall have such authority, duties, and responsibilities as are commensurate with his position and as may be assigned to him from time to time by the Board. The Executive shall serve the Company diligently and faithfully, devoting substantially all of his time and attention during normal business hours to the business and affairs of the Company and to the faithful performance of his duties. The Executive may continue to serve as a director of Thomas Industries and NIBCO. Except as provided in the preceding sentence, the Executive shall not perform any other services for

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remuneration, unless the performance of such services is approved by the Board as being in the best interests of the Company. The Executive shall not engage in any activity that substantially interferes with the performance of his responsibilities to the Company.

         5. EXECUTIVE'S COMPENSATION. During the Employment Term, the Executive shall be entitled to the following compensation:

                  (a) BASE SALARY. The Executive's ihitial base salary shall be an amount agreed to by the Executive and the Company and set out in Appendix A. The Executive's base salary may be increased, but not decreased, throughout the Employment Term and shall be reviewed at least once every 12 months.

                  (b) BONUS. The Executive shall have an annual bonus opportunity, with a minimum target bonus of no less than 50% of his base salary.

                  (c) LONG-TERM INCENTIVE COMPENSATION PLAN. The Executive shall participate in the Company's long-term incentive compensation plan.

                  (d) INCENTIVE, SAVINGS, RETIREMENT, AND WELFARE BENEFIT PLANS. The Executive shall be entitled to participate in all incentive compensation, savings, retirement, and Welfare Benefit Plans available to other senior executives of the Company on a basis at least as favorable as provided to such other executives.

                  (e) VACATION. The Executive shall be entitled to paid vacation on terms at least as favorable as available to other senior executives.

                  (f) FRINGE BENEFITS. The Executive shall be entitled to an office, reimbursement of country club initiation fees and dues and automobile expenses, and other fringe benefits on a basis no less favorable than provided to other senior executives of the Company.

                  (g) REIMBURSEMENT OF EXPENSES. The Executive shall be entitled to reimbursement of reasonable business expenses on terms and conditions at least as favorable as provided to other senior executives of the Company. The Executive shall be entitled to reimbursement of his reasonable expenses of relocation from Dayton, Ohio, to Dallas, Texas, in accordance with the Company's reimbursement policy for senior executives.

         6. TERMINATION OF EMPLOYMENT.

                  (a) DEATH. The Executive's employment shall terminate automatically upon his death during the Employment Term.

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                  (b) DISABILITY. If the Executive becomes Disabled during the
         Employment Term, the Company may notify the Executive of its intention to terminate his employment pursuant to this Subparagraph (b). In such event, the Executive's employment shall terminate on the 30th day after the Executive receives such notice, unless he returns to substantially full-time performance of his duties within such 30-day period.

                  (c) EXECUTIVE'S TERMINATION FOR GOOD REASON. To terminate his employment for Good Reason, the Executive must notify the Board of his intent to terminate employment for Good Reason and describe all circumstances that he believes in good faith to constitute Good Reason. If the Company corrects all situations identified by the Executive within 30 days after receiving his notice, the Executive shall not be entitled to terminate for Good Reason. If the Company agrees to the Executive's termination for Good Reason or fails to correct the conditions identified by the Executive within 30 days after receipt of the Executive's notice, the Executive's employment shall terminate on the 30th day after the Company received his notice or such earlier date agreed to by the Company.

                  (d) EXECUTIVE'S TERMINATION WITHOUT GOOD REASON. If the Executive terminates his employment without Good Reason, he shall provide the Company at least 30 days' notice (which 30 day requirement may be waived by the Company) of his intent to terminate, state that the termination is without Good Reason, and identify his termination date. The Executive's termination date shall be the date specified in the notice provided pursuant to the preceding sentence.

                  (e) COMPANY'S TERMINATION FOR CAUSE. Before the Board terminates the Executive's employment for Cause, it shall provide the Executive an opportunity, after reasonable notice, to appear before the Board with counsel. To terminate the Executive for Cause, the Board must adopt a resolution terminating the Executive by affirmative vote of at least 75% of its members, after having given the Executive the opportunity to present his case to the Board. The Board's resolution must state that the Board finds in good faith that (i) the Executive is guilty of conduct constituting Cause, specifying the details of such conduct, and (ii) the Executive failed to cure such conduct within 30 days after receiving written notice from the Company detailing such conduct. The effective date of the Executive's termination for Cause shall be the date on which the Executive receives a copy of the resolution adopted by the Board or such later date specified in the resolution.

                  (f) COMPANY'S TERMINATION WITHOUT CAUSE. If the Company terminates the Executive's employment without Cause, it shall notify the Executive of its decision and state that the termination is without Cause. The effective date of the Executive's termination shall be the date on which he receives the Company's notice or such later date as specified in the notice.



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         7. COMPANY'S OBLIGATIONS ON TERMINATION OF EMPLOYMENT.

                  (a) DEATH. If the Executive's employment is terminated by reason of his death during the Employment Term, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Compensation and the timely payment or provision of Other Benefits. Accrued Compensation shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the Executive's death, and Other Benefits shall be paid pursuant to the applicable plan, program, or policy of the Company.

                  (b) DISABILITY. If the Executive's employment is terminated by reason of his Disability during the Employment Term, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Compensation and the timely payment or provision of Other Benefits. Accrued Compensation shall be paid to the Executive in a lump sum in cash within 30 days after his employment terminates, and Other Benefits shall be paid pursuant to the applicable plan, program, or policy of the Company.

                  (c) COMPANY'S TERMINATION FOR CAUSE. If the Executive's employment is terminated for Cause, or the Executive terminates his employment without Good Reason, during the Employment Term, this Agreement shall terminate without further obligations to the Executive other than for payment of Accrued Compensation and the timely payment of Other Benefits. Accrued Compensation shall be paid to the Executive in a lump sum in cash within 30 days after his employment terminates, and Other Benefits shall be paid pursuant to the applicable plan, program, or policy of the Company.

                  (d) COMPANY'S TERMINATION FOR REASON OTHER THAN CAUSE, DEATH OR DISABILITY ON EXECUTIVE'S TERMINATION FOR GOOD REASON. If the Company terminates the Executive's employment for a reason other than Cause or Disability, or if the Employee terminates his employment for Good Reason, the Company shall continue to compensate the Executive hereunder throughout the Employment Term as if he had not terminated employment. If the Executive is no longer eligible to participate in a benefit plan of the Company because he is no longer an employee, the Company shall provide a benefit equivalent to the benefit to which Executive would have been entitled under such plan if he had remained an employee; provided however, the Executive shall not be reimbursed for the loss of his ability to make elective deferrals under any qualified defined contribution plan of the Company.

         8. ADDITIONAL PAYMENTS BY THE COMPANY. If it is determined that any payment hereunder other than a payment pursuant to this Paragraph or Paragraph 9 is subject to Code Section 4999, or any interest or penalties are incurred by the Executive with respect to such excise tax on account of such payments, then the Executive shall be entitled to receive an additional payment sufficient to compensate him for any such tax, interest, or penalties and any taxes with

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respect to payments made pursuant to this Paragraph. The Executive shall promptly notify the Company of any notice from the Internal Revenue Service with respect to excise taxes described in this Paragraph.

         9. TERMINATION FOLLOWING CHANGE OF CONTROL. If the Executive's employment terminates during the Employment Term but following a change of control (as defined in a signed change of control agreement between the Company and the Executive) during the Employment Term, the Executive shall receive compensation upon such termination pursuant to the change of control agreement and not pursuant to this Agreement.

         10. CONFIDENTIALITY.

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, or data relating to the Company or any of its affiliated companies, and their respective businesses, that has been acquired by the Executive during his employment and that has not become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company's Board or as may otherwise be required by law, communicate or divulge any such information, knowledge, or data that is not otherwise publicly available to anyone other than the Company and those designated by it. An asserted violation of this Paragraph shall not be a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  (b) In the event of a breach or threatened breach of this Paragraph, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient.

                  (c) The Executive's obligations under this Paragraph shall continue forever.

         11. NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  William M. Jordan
                  Miami Valley Research Park
                  3100 Research Boulevard
                  Dayton, OH 45420



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                  If to the Company or Board:

                  Miami Valley Research Park
                  3100 Research Boulevard
                  Dayton, OH 45420

                  Attention: Vice President, Secretary and General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         12. SEVERABILITY. Each provision of this Agreement shall be considered severable. If a court finds any provision to be invalid or unenforceable, the validity, enforceability, operation, and effect of the remaining provisions shall not be affected, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision had been omitted or limited in accordance with the court's ruling.

         13. ASSIGNABILITY. This Agreement may not be assigned by the Executive, because it is personal in nature. The Company may assign, delegate, or transfer this Agreement and all of its rights and obligations hereunder to any successor in interest, any purchaser of substantially all of the Company's assets, or any entity to which the Company transfers all or substantially all of its assets before or after the term of this Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         14. GOVERNING LAW AND WAIVER. The laws of the State of New York shall govern the construction, enforceability, and interpretation of this Agreement. The parties intend this Agreement to supplement, but not displace, their respective rights and responsibilities under the laws of the State of New York, as amended from time to time. The failure of either party to insist upon performance of any provision of this Agreement or to pursue his or its rights hereunder shall not be construed as a waiver of any such provision or the relinquishment of any such right.

         15. PRIOR AGREEMENTS. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements, and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

         16. NO PARTY DEEMED DRAFTER. Neither the Company nor the Executive shall be deemed to be the drafter of this Agreement, and, if this Agreement or any provision thereof is


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construed in any court or other proceeding, said court or other adjudicator shall not construe this Agreement or any provision thereof against either party as the drafter thereof.

         17. NO ORAL MODIFICATIONS. This Agreement may not be modified orally. Any change of this Agreement must be made in writing and signed by Executive and an officer of Company.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ATTEST:                                DURCO INTERNATIONAL, INC.

/s/ Ronald F. Schuff                   By: /s/ Kevin E. Sheehan
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Signature                              Title: Chairman - Compensation Committee

Ronald F. Schuff
--------------------------------
Printed Name


                                        /s/ William M. Jordan
                                        ---------------------------------------
                                        William M. Jordan
















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                                   APPENDIX A

         The Executive's initial base salary shall be $500,000 per year.










































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